UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

 SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Item 8.01. Other Events.

On August 3, 2020, SiteOne Landscape Supply, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. (the “Underwriter”), relating to an underwritten public offering of 2,150,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 322,500 shares of Common Stock. The aggregate proceeds to the Company from the sale of shares of Common Stock in the offering were approximately $262.3 million (and are expected to be approximately $301.6 million if the Underwriter exercises its option to purchase additional shares in full), before expenses of approximately $0.5 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of companies or businesses, the repayment and refinancing of debt, working capital and capital expenditures. The offering closed on August 6, 2020.

The shares of Common Stock sold in the offering were, and any shares of Common Stock sold pursuant to the Underwriter’s option to purchase additional shares of Common Stock will be, issued pursuant to an automatically effective shelf registration statement on Form S-3ASR (Registration No. 333-240295) and the related prospectus that was filed with the Securities and Exchange Commission (“SEC”) on August 3, 2020, and a related prospectus supplement, dated August 3, 2020.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The Company is filing this Current Report on Form 8-K in order to file with the Securities and Exchange Commission certain items related to the offering that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-240295).

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated August 3, 2020, between SiteOne Landscape Supply, Inc. and BofA Securities, Inc.
Exhibit 5.1	Opinion of King & Spalding LLP
Exhibit 23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

	By:	/s/ Briley Brisendine
Name: Briley Brisendine
Title: Executive Vice President, General Counsel and Secretary

Date: August 6, 2020